Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

Arizona Public Service Company
APS Foundation, Inc.
AXIOM Power Solutions, Inc.
Bixco, Inc.
Powertree Carbon Company, LLC
PWENewco, Inc.
APSES Holdings, Inc.
APS Energy L.P.
APS Energy Services Company, Inc.
Northwind Phoenix LLC
Tucson District Energy LLC
SunCor Development Company
SunCor Golf, Inc.
Westworld Golf Course LLC
Golden Heritage Homes, Inc.
Golden Heritage Construction, Inc.
Golden Heritage Construction Nevada, LLC
Heritage Financial Services, LLC
SCM, Inc.
SunCor Realty & Management Company
Palm Valley Golf Club, Inc.
Rancho Viejo de Santa Fe, Inc.
Ranchland Utility Company
Rancho Viejo Village Center, LLC
SunCor Idaho, LLC
Golf de Mexico, S.A. de C.V.
Type Two, Inc.
Stone Ridge- Prescott Valley LLC
Stone Ridge Golf Course LLC
StoneRidge Commercial, L.L.C.
Hayden Ferry Lakeside LLC
Lakeside Residential Communities, L.L.C.
Edgewater at Hayden Ferry Lakeside, L.L.C.
BV at Hayden Ferry Lakeside, L.L.C.
Club West Golf Course LLC
Scottsdale Mountain LLP
SunRidge Canyon LLC
Sedona Golf Resort LLC
Kabuto/SunCor Joint Venture
Centrepoint Associates LLC
Hidden Hills of Scottsdale LLC
Talavi Associates LLC
Coral Canyon Town Center LLC

Coral Canyon HD, L.L.C.
Foothills Sewer Company, Inc.
Highland Water Company, Inc.
Palm Valley Professional Plaza, LLC
Riverside Distribution Center, LLC
SDC Prescott Valley LLC
SDC Prescott LLC
El Dorado Investment Company
Underground Imaging Technologies, LLC
NAC Holding Inc.
NAC International Inc.
Phoenix Suns Limited Partnership
AZ PB Partnership
El Dorado Ventures III
Phoenix Downtown Theater LLC
Nxt Phase Corporation
Acoustic Locating Services, LLC
Arizona Business Accelerator
PowerOneData, Inc.
Severon Corporation
Pinnacle West Energy Corporation
GenWest, LLC
APACS Holdings LLC